UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2018

SailPoint Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-38297 (Commission File Number)	47-1628077 (I.R.S. Employer Identification Number)
11305 Four Points Drive, Building 2, Suite 100 Austin, TX (Address of principal executive offices)	78726 (Zip code)
(512) 346-2000 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2018, the Board of Directors (the “Board”) of SailPoint Technologies Holdings, Inc., a Delaware corporation (the “Company”), adopted the SailPoint Technologies Holdings, Inc. Severance Pay Plan (the “Plan”) pursuant to which the senior leadership team of the Company, as identified by the Compensation Committee of the Board but including the Company’s named executive officers, will be eligible to receive the severance benefits provided for under the Plan, pursuant to the terms and conditions of the Plan.

Unless otherwise specified in an individual participation agreement, upon a termination without “Cause” (as defined below) or, in the case of the Company’s Chief Executive Officer (the “CEO”), a resignation for “Good Reason” (as defined below) that does not occur during the Protection Period (as defined below), a participant in the Plan (a “Participant”) will be eligible to receive the following benefits:

•	a lump sum cash payment equal to 50% of such Participant’s annual base salary (or 100% of annual base salary for the CEO); and
•

continuation coverage for the Participant and his or her spouse and eligible dependents under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for six months (or twelve months for the CEO) at active employee rates, unless such coverage is earlier terminated in accordance with the terms of the Plan.

Pursuant to the Plan, termination for “Cause” means “cause” under the applicable Participants’ employment agreement with the Company.  In absence of such an agreement, a termination for “Cause” will mean a termination following a vote of either the Board for the CEO or the Compensation Committee for all other Participants to dismiss a Participant due to his or her (a) conviction of a felony; (b) engagement in any other act of fraud, intentional misrepresentation, moral turpitude, misappropriation or embezzlement, illegality or unlawful harassment which would materially adversely affect the business or the reputation of the Company or would expose the Company to a risk of material civil or criminal legal damages, liabilities or penalties; (c) repeated willful failure to follow the reasonable directives of the Board in connection with the Company’s business affairs; (d) material breach or violation of any material agreement with the Company or Company policies; or (e) willful and deliberate non-performance of duty; provided, however, that any termination under clauses (c), (d) or (e) will be subject to a thirty-day cure period.

Pursuant to the Plan, a resignation for “Good Reason” means “good reason” under the applicable Participant’s employment agreement with the Company. In the absence of such an agreement, a resignation for “Good Reason” means that, after complying with certain notification and cure periods described in the Plan, a Participant resigns from employment after the Company, without the Participant’s prior written consent, either: (a) reduces the Participant’s base salary in any material respect (other than certain across-the-board salary reductions); (b) fails to pay any material incentive compensation to which the Participant is actually entitled under a written agreement; (c) makes a material reduction in the Participant’s job responsibilities so as to constitute a de facto demotion (other than a mere change in title or reporting relationship in connection with a change in control); or (d) relocates the Participant’s principal place of work outside of a 25-mile radius without the Participant’s prior written approval.

Unless otherwise specified in an individual participation agreement, upon a termination without Cause or a resignation for Good Reason during the period beginning three months prior to a “Change in Control” (as defined in the Company’s 2017 Long Term Incentive Plan, which was previously filed as Exhibit 10.10 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on May 21, 2018) and ending on the one-year anniversary following such Change in Control (the “Protection Period”), then the Participant will be eligible to receive the following benefits:

•	a lump sum cash payment equal to 100% of such Participant’s annual base salary (or 150% of annual base salary for the CEO);
•

continuation coverage for the Participant and his or her spouse and eligible dependents under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for twelve months (or eighteen months for the CEO) at active employee rates, unless such coverage is earlier terminated in accordance with the terms of the Plan; and

•

accelerated vesting of all outstanding equity compensation awards, with performance-based awards vesting at the greater of actual performance as of the date of the termination of employment or target performance.

In the event the employment of a Participant is terminated by the Company for Cause or due to the Participant’s death or disability resulting in the payment of long-term disability benefits under the Company’s long-term disability plan, no benefits will be payable pursuant to the Plan.

In order to receive any of the foregoing severance benefits under the Plan, a Participant must timely execute (and not revoke) a release of claims in favor of the Company and its affiliates. If the severance benefits under the Plan would trigger an excise tax for a Participant under Section 4999 of the Internal Revenue Code of 1986, as amended, the Plan provides that the Participant’s severance benefits will be reduced to a level at which the excise tax is not triggered.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 6, 2018, the Company held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). As of September 10, 2018, the record date for the Annual Meeting, 87,724,629 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting.  A summary of the matters voted upon by the stockholders and the final voting results for each such matter are set forth below.

Proposal 1 – Election of Directors to the Board

Each of the following persons was duly elected by the Company’s stockholders as a Class I director for the term expiring in 2021, with votes as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Vote
Mark McClain	58,024,714	11,958,433	9,817,913
Kenneth (Chip) Virnig, II	57,248,094	12,735,053	9,817,913

Proposal 2 – Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm

The appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018, was ratified by the stockholders, with votes as follows:

Votes For	Votes Against	Votes Abstain
79,586,833	128,137	86,090

Item 8.01	Other Events.

On November 6, 2018, the Board adopted the Stock Ownership Guidelines (the “Guidelines”). The Guidelines require certain executive officers and non-employee directors to maintain a level of ownership of the Company’s common stock to meet specified minimum thresholds. The ownership threshold is equal to three times the annual base salary for the CEO and one times the annual base salary for all other officers and senior vice presidents of the Company and its subsidiaries. For non-employee directors, the ownership threshold is equal to three times the annual cash retainer for service on the Board. The Guidelines provide for a transition period of five years to meet such specified minimum thresholds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAILPOINT TECHNOLOGIES HOLDINGS, INC.

Date: November 12, 2018	By:	/s/ Cam McMartin
Cam McMartin
Chief Financial Officer